UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

KKR & CO. L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2017, KKR & Co. L.P. (“KKR”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting that Joseph Bae and Scott Nuttall were appointed as Co-Presidents and Co-Chief Operating Officers and became members of the Board of Directors of KKR Management LLC, the general partner of KKR (the “Managing Partner”).

This filing is being made to amend the Original 8-K to include the following information regarding new compensation arrangements:

On November 2, 2017, the Board of Directors of the Managing Partner authorized grants of 4 million restricted equity units to each of Messrs. Bae and Nuttall. Of the 4 million restricted equity units, 1.5 million units are granted to each executive subject to time-based vesting on October 1 of each year as follows: 10% in 2018, 15% in 2019, 20% in 2020, 25% in 2021 and 30% in 2022, in each case, subject to continued service through each vesting date (including continued vesting upon death and disability). The remaining 2.5 million restricted equity units granted to each of Messrs. Bae and Nuttall are subject to a market price-based vesting condition, where all of such units will vest upon the market price of KKR common units reaching and maintaining a market price of $40.00 per common unit for a period of 10 consecutive trading days on or prior to December 31, 2022, subject to the executive's continued service to the time of such vesting (including continued service vesting upon death and disability). These restricted equity units will be automatically forfeited upon the earlier of the executive’s termination of service (except for death or disability) and the failure of the price condition to have been met by December 31, 2022. Following vesting, the common units received upon settlement of the restricted equity units will remain subject to minimum retained ownership and transfer restriction requirements.

On November 2, 2017, the Board of Directors of the Managing Partner also consented to the allocation by KKR Holdings L.P. (“KKR Holdings”) of 4,850,000 KKR Holdings units to each of Messrs. Bae and Nuttall. The KKR Holdings units will vest on October 1 of each year as follows: 10% in 2018, 15% in 2019, 20% in 2020, 25% in 2021 and 30% in 2022, in each case, subject to continued service through each vesting date (including continued vesting upon death and disability). KKR Holdings units are exchangeable for KKR common units on a one-for-one basis, subject to vesting, minimum retained ownership and transfer restriction requirements. The KKR Holdings units granted to Messrs. Bae and Nuttall are outstanding but previously unallocated units, and consequently these allocations will not increase the number of KKR Holdings units outstanding that can be converted into KKR common units or outstanding KKR common units on a fully-diluted basis. If and when vested, these KKR Holdings units would not dilute KKR’s ownership interests in KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.

By: KKR Management LLC, its general partner

Date: November 3, 2017	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary